SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 15, 2010
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification
Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Reference is hereby made to the registration statement of Ashford Hospitality Trust, Inc. (the “Company”) on Form S-3/A (File No. 333-162750), which became effective as of January 25, 2010, pursuant to which the Company registered the sale of debt and equity securities as well as warrants and rights to purchase such securities in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(2) on September 16, 2010, with respect to the Company’s 8.45% Series D Preferred Stock, liquidation preference $25.00 per share and par value $0.01 share (the “Series D Preferred Stock”).
     On September 15, 2010, the Company and Ashford Hospitality Limited Partnership entered into an Underwriting Agreement with UBS Securities LLC and Citigroup Global Markets Inc., for themselves and as representatives of the underwriters listed in Schedule I thereto, in connection with an underwritten public offering (the “Offering”) by the Company of 3,300,000 shares of Series D Preferred Stock.
     On September 15, 2010, the Company issued a press release announcing its pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 15, 2010, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, UBS Securities LLC and Citigroup Global Markets, Inc., and the several underwriters listed in Schedule I thereto.

99.1	Press Release, issued by Ashford Hospitality Trust, Inc. on September 15, 2010.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 20, 2010

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS

David A. Brooks
Chief Operating Officer and General Counsel